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                                                                   Exhibit 8.1



                                 [LETTERHEAD]



                                                 August 19, 1999



Northeast Utilities
174 Brush Hill Avenue
West Springfield, Massachusetts 01090

    Re: Agreement and Plan of Merger By and Among Yankee Energy Systems, Inc. ("YES") and Northeast Utilities ("NU") Dated as of June 14, 1999 (the "Merger Agreement")
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Ladies and Gentlemen:

         You have requested our opinion relating to certain U.S. federal income tax consequences arising out of the transactions described in the Merger Agreement. Capitalized terms used but not defined in this letter have the meaning given them in the Merger Agreement.

         Our conclusions are based upon the facts set forth in the Proxy Statement/Prospectus of YES (the "Proxy Statement/Prospectus") included in the Registration Statement of NU on Form S-4 (the "Registration Statement") and accompanying exhibits to be filed in connection with the Merger. We have made no independent investigation with regard to the facts set forth in the Proxy Statement/Prospectus and the Registration Statement. In rendering our opinion we have assumed, with your consent, that the preceding facts are true, complete and accurate as of the date hereof and will be true, complete and accurate as of the Effective Time.

         In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the "Service") and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and in certain circumstances with retroactive effect.

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         Based upon and subject to the assumptions, representations and limitations described above, our examination of the Merger Agreement, the facts set forth in the Proxy Statement/Prospectus and the Registration Statement and the relevant legal authorities, it is our opinion that, subject to the qualifications stated therein, the discussions of U.S. federal income tax consequences set forth under the captions "QUESTIONS AND ANSWERS ABOUT THE MERGER - Q: What are the federal income tax consequences of the merger to shareholders", "SUMMARY - Material Federal Income Tax Consequences" and "THE MERGER - Material Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus, to the extent they constitute matters of law or legal conclusions, are correct in all material respects.

         If any fact, representation or assumption described above or contained in the Merger Agreement, the Proxy Statement/Prospectus or Registration Statement is not true, correct and complete, or in the event of a change in law after the date hereof adversely affecting the conclusions reached in this letter, our opinion shall be void and of no force or effect. You should be aware that although this letter represents our opinion concerning the matters specifically discussed, it is not binding on the courts or on any administrative agency, including the Service, and a court or agency may act or hold to the contrary. Our opinion is provided to you as a legal opinion only, and not as a guaranty or warranty, and is limited to the specific transactions, documents and matters described above. No opinion may be implied or inferred beyond that which is expressly stated in this letter.

         Our opinion may not be relied upon by any person or entity other than you, and no person may be subrogated to any rights you have in connection with our opinion. We hereby consent to the filing of this opinion as an exhibit to the Proxy Statement and the reference to the above mentioned opinion under "THE MERGER - Material Federal Income Tax Consequences of the Merger." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. Without our prior written consent, this opinion may not be furnished to any other person or entity and may not be quoted in whole or in part or otherwise referred to in (or be the basis for) any report or document furnished to any person or entity, except in connection with inspection of the addressee's files by internal company or governmental examiners or auditors.

                                 Very truly yours,


                                 /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                 LeBoeuf, Lamb, Greene & MacRae, L.L.P.


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